                                                                     EXHIBIT 4.2

                                                                  EXECUTION COPY

SERIES SUPPLEMENT dated as of December 8, 1997 (this "Supplement"), by and between PG&E FUNDING LLC, a Delaware limited liability company (the "Note Issuer"), and BANKERS TRUST COMPANY OF CALIFORNIA, N.A., a national banking association (the "Note Trustee"), as Note Trustee under the Indenture dated as of December 8, 1997, between the Note Issuer and the Note Trustee (the "Indenture").


                              PRELIMINARY STATEMENT

     Section 9.01 of the Indenture provides, among other things, that the Note Issuer and the Note Trustee may at any time and from time to time enter into one or more indentures supplemental to the Indenture for the purposes of authorizing the issuance by the Note Issuer of a Series of Notes and specifying the terms thereof. The Note Issuer has duly authorized the creation of a Series of Notes with an initial aggregate principal amount of $2,901,000,000 to be known as the
Note Issuer's Notes, Series 1997-1 (the "Series 1997-1 Notes"), and the Note Issuer and the Note Trustee are executing and delivering this Supplement in order to provide for the Series 1997-1 Notes.

     All terms used in this Supplement that are defined in the Indenture, either directly or by reference therein, have the meanings assigned to them therein, except to the extent such terms are defined or modified in this Supplement or the context clearly requires otherwise. In the event that any term or provision contained herein shall conflict with or be inconsistent with any term or provision contained in the Indenture, the terms and provisions of this Supplement shall govern.

     SECTION 1.  Designation.  The Series 1997-1 Notes shall be designated
                 -----------
generally as the Note Issuer's Notes, Series 1997-1 and further denominated as Classes A-1 through A-8.

     SECTION 2.  Initial Principal Amount; Note Interest Rate; Scheduled
                 -------------------------------------------------------
Maturity Date; Final Maturity Date.  The Notes of each Class of the Series 1997-
----------------------------------
1 shall have the initial principal amount, bear interest at the rates per annum and shall have Scheduled Maturity Dates and Final Maturity Dates as set forth below:

            Initial
           Principal     Interest       Scheduled                  Final
Class       Amount         Rate       Maturity Date             Maturity Date
-----    -------------   --------     -------------             -------------
A-1      $ 125,000,000      5.94%     September 25, 1998      September 25, 2000
A-2      $ 265,000,000      6.01%     June 25, 1999           June 25, 2001
A-3      $ 280,000,000      6.15%     June 25, 2000           June 25, 2002
A-4      $ 300,000,000      6.16%     June 25, 2001           June 25, 2003
A-5      $ 290,000,000      6.25%     June 25, 2002           June 25, 2004
A-6      $ 375,000,000      6.32%     September 25, 2003      September 25, 2005
A-7      $866,0000,000      6.42%     September 25, 2006      September 25, 2008
A-8      $ 400,000,000      6.48%     December 26, 2007       December 26, 2009

     The Note Interest Rate shall be computed on the basis of a 360-day year of twelve 30-day months.

     SECTION 3.  Authentication Date; Payment Dates; Expected Amortization
                 ---------------------------------------------------------
Schedule for Principal; Quarterly Interest; Required Overcollateralization
--------------------------------------------------------------------------
Level; No Premium. (a)  Authentication Date.  The Series 1997-1 Notes that are
-----------------       -------------------
authenticated and delivered by the Note Trustee to or upon the order of the Note Issuer on December 8, 1997 (the "Series Issuance Date") shall have as their date of authentication December 8, 1997.

     (b)  Payment Dates.  The Payment Dates for the Series 1997-1 Notes are the
          -------------
March 25, June 25, September 25 and December 26 of each year or, if any such date is not a Business Day, the next succeeding Business Day, commencing on March 25, 1998 and continuing until the earlier of repayment of the Series 1997-1 Notes in full and the Final Maturity Date for the Series 1997-1 Notes.

     (c)  Expected Amortization Schedule for Principal.  Unless an Event of
          --------------------------------------------
Default shall have occurred and be continuing, on each Payment Date, the Note Trustee shall distribute to the Noteholders of record as of the related

Record Date amounts payable pursuant to Section 8.02(d)(vii) of the Indenture as principal, in the following order and priority: (1) to the holders of the Class A-1 Notes, until the Outstanding Amount of such Class of Notes thereof has been reduced to zero; (2) to the holders of the Class A-2 Notes, until the Outstanding Amount of such Class of Notes thereof has been reduced to zero; (3) to the holders of the Class A-3 Notes, until the Outstanding Amount of such Class of Notes thereof has been reduced to zero; (4) to the holders of the Class A-4 Notes, until the Outstanding Amount of such Class of Notes thereof has been reduced to zero; (5) to the holders of the Class A-5 Notes until the Outstanding Amount of such Class of Notes thereof has been reduced to zero; (6) to the holders of the Class A-6 Notes, until the Outstanding Amount of such Class of Notes thereof has been reduced to zero; (7) to the holders of the Class A-7 Notes until the Outstanding Amount of such Class of Notes thereof has been reduced to zero; and (8) to the holders of the Class A-8 Notes, until the Outstanding Amount of such Class of Notes thereof has been reduced to zero; provided, however, that in no event shall a principal payment pursuant to this
--------  -------
Section 3(c) on any Class on a Payment Date be greater than the amount necessary to reduce the Outstanding Amount of such Class of Notes below the amount specified in the Expected Amortization Schedule which is attached as Schedule A hereto for such Class and Payment Date.

     (d)  Quarterly Interest.  Quarterly Interest will be payable on each Class
          ------------------
of the Series 1997-1 Notes on each Payment Date in an amount equal to one-fourth of the product of (i) the applicable Note Interest Rate and (ii) the Outstanding Amount of the related Class of Notes as of the close of business on the preceding Payment Date after giving effect to all payments of principal made to the holders of the related Class of Series 1997-1 Notes on such preceding Payment Date; provided, however, that with respect to the initial Payment Date
              --------  -------
or, if no payment has yet been made, interest on the outstanding principal balance will accrue from and including the Series Issuance Date to, but excluding, the following Payment Date.

     (e)  Required Overcollateralization Level.  The Required
          -------------------------------------
Overcollateralization Level for any Payment Date shall be as set forth in Schedule B hereto.

     (f) No Premium.  No premium will be payable in connection with the early
         -----------
redemption of the Series 1997-1 Notes.

     SECTION 4.  Minimum Denominations.  The Series 1997-1 Notes shall be
                 ---------------------
issuable in the Minimum Denomination and integral multiples thereof.

     SECTION 5. Certain Defined Terms.  Article One of the Indenture provides
                ---------------------
that the meanings of certain defined terms used in the Indenture shall, when applied to the Notes of a particular Series, be as defined in Article One but with such additional provisions as are specified in the related Supplement. Additionally, Article Two of the Indenture provides that with respect to a particular Series of Notes, certain terms will have the meanings specified in the related Supplement. With respect to the Series 1997-1 Notes, the following definitions shall apply:

     "Minimum Denomination" shall mean $1,000.
      --------------------

     "Note Interest Rate" has the meaning set forth in Section 2 of this
      ------------------
Supplement.

     "Payment Date" has the meaning set forth in Section 3(b) of this
      ------------
Supplement.

     "Quarterly Interest" has the meaning set forth in Section 3(d) of this
      ------------------
Supplement.

     "Series Issuance Date" has the meaning set forth in Section 3(a) of this
      --------------------
Supplement.

     SECTION 6.  Delivery and Payment for the Series 1997-1 Notes; Form of the
                 -------------------------------------------------------------
Series 1997-1 Notes.  The Note Trustee shall deliver the Series 1997-1 Notes to
-------------------
the Note Issuer when authenticated in accordance with Section 2.03 of the Indenture. The Series 1997-1 Notes of each Class shall be in the form of Exhibits A-1 through A-8 hereto.

     SECTION 7.  Ratification of Agreement.  As supplemented by this Supplement,
                 -------------------------
the Indenture is in all respects ratified and confirmed and the Indenture, as so supplemented by this Supplement, shall be read, taken, and construed as one and the same instrument.

     SECTION 8.  Counterparts.  This Supplement may be executed in any number of
                 ------------
counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

     SECTION 9.  Governing Law.  This Supplement shall be construed in
                 -------------
accordance with the laws of the State of California, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

     SECTION 10.   Trust Obligation.  No recourse may be taken, directly or
                   -----------------
indirectly, with respect to the obligations of the Note Issuer or the Note Trustee on the Notes or under this Supplement or any certificate or other writing delivered in connection herewith or therewith, against (i) the Note Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Note Issuer or (iii) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Note Trustee in its individual capacity, any holder of a beneficial interest in the Note Issuer or the Note Trustee or of any successor or assign of the Note Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Note Trustee has no such obligations in its individual capacity).

     IN WITNESS WHEREOF, the Note Issuer and the Note Trustee have caused this Supplement to be duly executed by their respective officers thereunto duly authorized as of the first day of the month and year first above written.



                                              PG&E FUNDING LLC, as Note  Issuer,

                                                by
                                                  ____________________________
                                                  Name:
                                                  Title:


                                              BANKERS TRUST COMPANY OF
                                                CALIFORNIA, N.A., not in its
                                              individual capacity but solely
                                              as Note Trustee,

                                                by

                                              ____________________________
                                              Name:
                                              Title:

                                                                      SCHEDULE A
                        Expected Amortization Schedule
                        ------------------------------

                                        OUTSTANDING PRINCIPAL BALANCE
                       ----------------------------------------------------------------
PAYMENT DATE            CLASS A-1    CLASS A-2    CLASS A-3    CLASS A-4    CLASS  A-5
------------           ------------ ------------ ------------ ------------ ------------
Series Issuance Date.  $125,000,000 $265,000,000 $280,000,000 $300,000,000 $290,000,000
Mar. 1998.......        106,301,458  265,000,000  280,000,000  300,000,000  290,000,000
June 1998.......         24,180,963  265,000,000  280,000,000  300,000,000  290,000,000
Sept. 1998......                  0  197,119,806  280,000,000  300,000,000  290,000,000
Dec. 1998.......                  0   99,900,000  280,000,000  300,000,000  290,000,000
Mar. 1999.......                  0   14,470,651  280,000,000  300,000,000  290,000,000
June 1999.......                  0            0  232,189,255  300,000,000  290,000,000
Sept. 1999......                  0            0  163,057,145  300,000,000  290,000,000
Dec. 1999.......                  0            0   89,800,000  300,000,000  290,000,000
Mar. 2000.......                  0            0   16,411,349  300,000,000  290,000,000
June 2000.......                  0            0            0  250,558,413  290,000,000
Sept. 2000......                  0            0            0  177,245,891  290,000,000
Dec. 2000.......                  0            0            0   99,700,000  290,000,000
Mar. 2001.......                  0            0            0   24,432,693  290,000,000
June 2001.......                  0            0            0            0  248,916,995
Sept. 2001......                  0            0            0            0  176,300,487
Dec. 2001.......                  0            0            0            0   99,600,000
Mar. 2002.......                  0            0            0            0   24,770,146
June 2002.......                  0            0            0            0            0
Sept. 2002......                  0            0            0            0            0
Dec. 2002.......                  0            0            0            0            0
Mar. 2003.......                  0            0            0            0            0
June 2003.......                  0            0            0            0            0
Sept. 2003......                  0            0            0            0            0
Dec. 2003.......                  0            0            0            0            0
Mar. 2004.......                  0            0            0            0            0
June 2004.......                  0            0            0            0            0
Sept. 2004......                  0            0            0            0            0
Dec. 2004.......                  0            0            0            0            0
Mar. 2005.......                  0            0            0            0            0
June 2005.......                  0            0            0            0            0
Sept. 2005......                  0            0            0            0            0
Dec. 2005.......                  0            0            0            0            0
Mar. 2006.......                  0            0            0            0            0
June 2006.......                  0            0            0            0            0
Sept. 2006......                  0            0            0            0            0
Dec. 2006.......                  0            0            0            0            0
Mar. 2007.......                  0            0            0            0            0
June 2007.......                  0            0            0            0            0
Sept. 2007......                  0            0            0            0            0
Dec. 2007.......                  0            0            0            0            0

                                    OUTSTANDING PRINCIPAL BALANCE
                       -----------------------------------------------------
                                                                  SERIES
PAYMENT DATE            CLASS A-6    CLASS A-7    CLASS A-8       1997-1
------------           ------------ ------------ ------------ --------------
Series Issuance Date.  $375,000,000 $866,000,000 $400,000,000 $2,901,000,000
Mar. 1998.......        375,000,000  866,000,000  400,000,000  2,882,301,458
June 1998.......        375,000,000  866,000,000  400,000,000  2,800,180,963
Sept. 1998......        375,000,000  866,000,000  400,000,000  2,708,119,806
Dec. 1998.......        375,000,000  866,000,000  400,000,000  2,610,900,000
Mar. 1999.......        375,000,000  866,000,000  400,000,000  2,525,470,651
June 1999.......        375,000,000  866,000,000  400,000,000  2,463,189,255
Sept. 1999......        375,000,000  866,000,000  400,000,000  2,394,057,145
Dec. 1999.......        375,000,000  866,000,000  400,000,000  2,320,800,000
Mar. 2000.......        375,000,000  866,000,000  400,000,000  2,247,411,349
June 2000.......        375,000,000  866,000,000  400,000,000  2,181,558,413
Sept. 2000......        375,000,000  866,000,000  400,000,000  2,108,245,891
Dec. 2000.......        375,000,000  866,000,000  400,000,000  2,030,700,000
Mar. 2001.......        375,000,000  866,000,000  400,000,000  1,955,432,693
June 2001.......        375,000,000  866,000,000  400,000,000  1,889,916,995
Sept. 2001......        375,000,000  866,000,000  400,000,000  1,817,300,487
Dec. 2001.......        375,000,000  866,000,000  400,000,000  1,740,600,000
Mar. 2002.......        375,000,000  866,000,000  400,000,000  1,665,770,146
June 2002.......        333,909,318  866,000,000  400,000,000  1,599,909,318
Sept. 2002......        261,190,055  866,000,000  400,000,000  1,527,190,055
Dec. 2002.......        184,500,000  866,000,000  400,000,000  1,450,500,000
Mar. 2003.......        109,704,693  866,000,000  400,000,000  1,375,704,693
June 2003.......         43,605,239  866,000,000  400,000,000  1,309,605,239
Sept. 2003......                  0  836,923,567  400,000,000  1,236,923,567
Dec. 2003.......                  0  760,400,000  400,000,000  1,160,400,000
Mar. 2004.......                  0  685,717,128  400,000,000  1,085,717,128
June 2004.......                  0  619,362,446  400,000,000  1,019,362,446
Sept. 2004......                  0  546,689,411  400,000,000    946,689,411
Dec. 2004.......                  0  470,300,000  400,000,000    870,300,000
Mar. 2005.......                  0  395,711,287  400,000,000    795,711,287
June 2005.......                  0  329,092,847  400,000,000    729,092,847
Sept. 2005......                  0  256,436,544  400,000,000    656,436,544
Dec. 2005.......                  0  180,200,000  400,000,000    580,200,000
Mar. 2006.......                  0  105,715,908  400,000,000    505,715,908
June 2006.......                  0   38,832,155  400,000,000    438,832,155
Sept. 2006......                  0            0  366,190,629    366,190,629
Dec. 2006.......                  0            0  290,100,000    290,100,000
Mar. 2007.......                  0            0  215,130,076    215,130,076
June 2007.......                  0            0  146,755,743    146,755,743
Sept. 2007......                  0            0   72,786,689     72,786,689
Dec. 2007.......                  0            0            0              0

                                                                      SCHEDULE B
                 Required Overcollateralization Level Schedule
                 ---------------------------------------------

              PAYMENT             REQUIRED
                DATE     OVERCOLLATERALIZATION LEVEL
              -------    ---------------------------
             Mar. 1998         $   362,625.00
             June 1998         $   725,250.00
             Sept. 1998        $ 1,087,875.00
             Dec. 1998         $ 1,450,500.00
             Mar. 1999         $ 1,813,125.00
             June 1999         $ 2,175,750.00
             Sept. 1999        $ 2,538,375.00
             Dec. 1999         $ 2,901,000.00
             Mar. 2000         $ 3,263,625.00
             June 2000         $ 3,626,250.00
             Sept. 2000        $ 3,988,875.00
             Dec. 2000         $ 4,351,500.00
             Mar. 2001         $ 4,714,125.00
             June 2001         $ 5,076,750.00
             Sept. 2001        $ 5,439,375.00
             Dec. 2001         $ 5,802,000.00
             Mar. 2002         $ 6,164,625.00
             June 2002         $ 6,527,250.00
             Sept. 2002        $ 6,889,875.00
             Dec. 2002         $ 7,252,500.00
             Mar. 2003         $ 7,615,125.00
             June 2003         $ 7,977,750.00
             Sept. 2003        $ 8,340,375.00
             Dec. 2003         $ 8,703,000.00
             Mar. 2004         $ 9,065,625.00
             June 2004         $ 9,428,250.00
             Sept. 2004        $ 9,790,875.00
             Dec. 2004         $10,153,500.00
             Mar. 2005         $10,516,125.00
             June 2005         $10,878,750.00
             Sept. 2005        $11,241,375.00
             Dec. 2005         $11,604,000.00
             Mar. 2006         $11,966,625.00
             June 2006         $12,329,250.00
             Sept. 2006        $12,691,875.00
             Dec. 2006         $13,054,500.00
             Mar. 2007         $13,417,125.00
             June 2007         $13,779,750.00
             Sept. 2007        $14,142,375.00
             Dec. 2007         $14,505,000.00

                                                                       EXHIBIT A



                                  Form of Note
                                  ------------

                                [To be provided]

                                                                       EXHIBIT A

                            F o r m   o f   N o t e
                            - - - -   - -   - - - -

REGISTERED                                                         $____________
No. ______


                      SEE REVERSE FOR CERTAIN DEFINITIONS

                                                              CUSIP NO. ________


          THE PRINCIPAL OF THIS CLASS A - [ ] NOTE WILL BE PAID IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS CLASS A - [ ] NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.


                                 [NAME OF SPE]

                 NOTES, SERIES 199[ ] - [    ], Class A - [ ].


    INTEREST                ORIGINAL PRINCIPAL                FINAL MATURITY
      RATE                        AMOUNT                          DATE
      ----                        ------                          ----


          [Name of SPE], a limited liability company organized and existing under the laws of the State of Delaware (herein referred to as the "Note
Issuer"), for value received, hereby promises to pay to [         ], or
registered assigns, the Original Principal Amount shown above in quarterly installments on the Payment Dates and in the amounts specified on the reverse hereof or, if less, the amounts determined pursuant to Section 8.02 of the Indenture, in each year, commencing on the date determined as provided on the reverse hereof and ending on or before the Final Maturity Date shown above and to pay interest, at the Interest Rate shown above, on each March 25, June 25, September 25 and December 26 or if any such day is not a Business Day, the next
succeeding Business Day, commencing on [     ] and continuing until the earlier
of the payment of the principal hereof and the Final Maturity Date (each a "Payment Date"), on the principal amount of this Class A -[ ] Note. Interest on this Class A - [ ] Note will accrue for each Payment Date from the most recent Payment Date on which interest has been paid to but excluding such Payment

Date or, if no interest has yet been paid, from [ ]. Interest will be computed on the basis of a [specify method of computation]. Such principal of and interest on this Class A - [ ] Note shall be paid in the manner specified on the reverse hereof.

          The principal of and interest on this Class A -[ ] Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Note Issuer with respect to this Class A - [ ] Note shall be applied first to interest due and payable on this Class A - [ ] Note as provided above and then to the unpaid principal of and premium, if any, on this Class A - [ ] Note, all in the manner set forth in Section 8.02 of the Indenture.

          Reference is made to the further provisions of this Class A - [ ] Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Class A - [ ] Note.

          Unless the certificate of authentication hereon has been executed by the Note Trustee whose name appears below by manual signature, this Class A - [ ] Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Note Issuer has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer.

Date:

                                   [NAME OF SPE],


                                      by _______________________
                                    Name:
                                    Title:

                  NOTE TRUSTEE'S CERTIFICATE OF AUTHENTICATION

Dated: _________, 199_

          This is one of the Class A - [ ] Notes of the Series 199[_]-[_] Notes, designated above and referred to in the within-mentioned Indenture.


                                            BANKERS TRUST COMPANY OF
                                            CALIFORNIA, N.A.,
                                            not in its individual capacity but
                                            solely as Note Trustee,

                                              by __________________________
                                                 Authorized Signatory

                              [REVERSE OF NOTE]/1/


          This Series 199[ ] - [   ], Class A - [ ] Note is one of a duly
authorized issue of Notes of the Note Issuer, designated as its Notes (herein called the "Notes"), issued and to be issued in one or more Series, which Series
are issuable in one or more Classes, and this Series 199[ ] - [   ] Note, in
which this Class A - [ ] Note represents an interest, consists of [    ]
Classes, including this Class A - [ ] Note (herein called the "Class A - [ ]
Notes"), all issued and to be issued under an Indenture dated as of [       ],
1997, and a Series Supplement thereto (such Indenture and Series Supplement, each as supplemented or amended, are herein referred to collectively as the "Indenture"), each between the Note Issuer and Bankers Trust Company of California, N.A., as Note Trustee (the "Note Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Note Issuer, the Note Trustee and the Holders of the Notes. All terms used in this Class A - [ ] Note that are defined in the Indenture, as supplemented or amended, shall have the meanings assigned to them in the Indenture.

          The Class A - [ ] Notes, the other Classes of Series 199[ ]-[   ]
Notes and any other Series of Notes issued by the Note Issuer are and will be equally and ratably secured by the collateral pledged as security therefor as provided in the Indenture.

          The principal of this Class A - [ ] Note shall be payable on each Payment Date only to the extent that amounts in the Collection Account are available therefor, and only until the outstanding principal balance thereof on such Payment Date (after giving effect to all payments of principal, if any, made on such Payment Date)

_______________
    /1/The form of the reverse of a Note is substantially as follows, unless otherwise specified in the related Series Supplement.

has been reduced to the principal balance specified in the Expected Amortization Schedule which is attached to the related Series Supplement as Schedule A, unless payable earlier either because (x) an Event of Default shall have occurred and be continuing and the Note Trustee or the Holders of Notes representing not less than a majority of the Outstanding Amount of the Notes of all Series have declared the Notes of all Series to be immediately due and payable in accordance with Section 5.02 of the Indenture, (y) the Note Issuer, at its option, shall have called for the redemption of the Series 199[ ] - [ ] Notes pursuant to Section 10.01 of the Indenture or (z) the Note Issuer shall have called for the redemption of the Series 199[ ] - [ ] Notes pursuant to
Section 10.04 of the Indenture if the Seller is required to repurchase the Transition Property pursuant to Section 5.01(b) of the Sale Agreement. However, actual principal payments may be made in lesser than expected amounts and at later than expected times as determined pursuant to Section 8.02 of the Indenture. The entire unpaid principal amount of this Class A - [ ] Note shall be due and payable on the earlier of the Final Maturity Date hereof, the Optional Redemption Date, if any, and the Mandatory Redemption Date, if any, herefor. Notwithstanding the foregoing, the entire unpaid principal amount of the Notes shall be due and payable, if not then previously paid, on the date on which an Event of Default shall have occurred and be continuing and the Note Trustee or the Holders of the Notes representing not less than a majority of the Outstanding Amount of the Notes of all Series have declared the Notes of all Series to be immediately due and payable in the manner provided in Section 5.02 of the Indenture. All principal payments on the Class A - [ ] Notes shall be made pro rata to the Class A - [ ] Noteholders entitled thereto based on the respective principal amounts of the Class A - [ ] Notes held by them.

          Payments of interest on this Class A - [ ] Note due and payable on each Payment Date, together with the installment of principal or premium, if any, shall be made by check mailed first-class, postage prepaid, to the Person whose name appears as the Registered Holder of this Class A - [ ] Note (or one or more Predecessor Notes) on the Note Register as of the close of business on the Record Date or in such other manner as may be provided in the related Series Supplement, except that with respect to Notes registered on the Record Date in the name of the Certificate Trustee, payments will be made by wire transfer in immediately available funds to the account designated by the Certificate Trustee and except for the final installment of principal and premium, if any, payable with respect to this Class A - [ ] Note on a Payment Date which shall be payable as provided below. Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Class A - [ ] Note be submitted for notation of payment. Any reduction in the principal amount of this Class A - [ ] Note (or any one or more Predecessor Notes) effected by any payments made on any Payment Date shall be binding upon all future Holders of this Class A - [ ] Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Class A - [ ] Note on a Payment Date, then the Note Trustee, in the name of and on behalf of the Note Issuer, will notify the Person who was the Registered Holder hereof as of the Record Date preceding such Payment Date by notice mailed no later than five days prior to such final Payment Date and shall specify that such final installment will be payable only upon presentation and surrender of this Class A - [ ] Note and shall specify the place where this Class A - [ ] Note may be presented and surrendered for payment of such installment.

          The Note Issuer shall pay interest on overdue installments of interest at the Note Interest Rate to the extent lawful.

          As provided in the Indenture, the Class A - [ ] Notes may be redeemed, in whole but not in part, at the option of the Note Issuer on any Payment Date at the Optional Redemption Price if, after giving effect to payments that would otherwise be made on such Payment Date, the Outstanding Amount of the Class A -
[ ] Notes has been reduced to less than five percent of the initial principal balance thereof. In addition, as provided in the Indenture, if the Seller is required to repurchase the Transition Property pursuant to Section 5.01(b) of the Sale Agreement, the Note Issuer will be required to redeem all outstanding Series of Notes, including the Class A - [ ] Notes, on or before the fifth Business Day following the Repurchase Date (as defined in the Sale Agreement).

          As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Class A - [ ] Note may be registered on the Note Register upon surrender of this Class A - [ ] Note for registration of transfer at the office or agency designated by the Note Issuer pursuant to the Indenture, duly endorsed by, or accompanied by (a) a written instrument of transfer in form satisfactory to the Note Trustee duly executed by the Holder hereof or his attorney duly authorized in writing, with such signature guaranteed by an institution which is a member of one of the following recognized Signature Guaranty Programs: (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program
(MSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) in such other guarantee program acceptable to the Note Trustee, and (b) such other documents as the Note Trustee may require, and thereupon one or more new Class A - [ ] Notes of Minimum Denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Class A - [ ] Note, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange, other than exchanges pursuant to Section
2.04 or 9.06 of the Indenture not involving any transfer.

          Each Noteholder, by acceptance of a Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Note Issuer or the Note Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Note Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Note Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Note Trustee in its individual capacity, any holder of a beneficial interest in the Note Issuer or the Note Trustee or of any successor or assign of the Note Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Note Trustee has no such obligations in its individual capacity).

          Prior to the due presentment for registration of transfer of this Class A - [ ] Note, the Note Issuer, the Note Trustee and any agent of the Note Issuer or the Note Trustee may treat the Person in whose name this Class A -

[ ] Note is registered (as of the day of determination) as the owner hereof for the purpose of receiving payments of principal of and premium, if any, and interest on this Class A - [ ] Note and for all other purposes whatsoever, whether or not this Class A - [ ] Note be overdue, and neither the Note Issuer, the Note Trustee nor any such agent shall be affected by notice to the contrary.

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the
Note Issuer and the rights of the Holders of the Notes under the Indenture at any time by the Note Issuer with the consent of the Holders of Notes representing a majority of the Outstanding Amount of all Notes at the time Outstanding of each Series or Class to be affected. The Indenture also contains provisions permitting the Holders of Notes representing specified percentages of the Outstanding Amount of the Notes of all Series, on behalf of the Holders of all the Notes, to waive compliance by the Note Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Class A - [ ] Note (or any one of more Predecessor Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this Class A - [ ] Note and of any
Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Class A - [ ] Note. The Indenture also permits the Note Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of Holders of the Notes issued thereunder.

         The term "Note Issuer" as used in this Class A -[ ] Note includes any successor to the Note Issuer under the Indenture.

         The Note Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Note Trustee and the Holders of Notes under the Indenture.

          The Class A - [ ] Notes are issuable only in registered form in denominations as provided in the Indenture and the related Series Supplement, subject to certain limitations therein set forth.

          This Class A - [ ] Note, the Indenture and the related Series Supplement shall be construed in accordance with the laws of the State of California, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

          No reference herein to the Indenture and no provision of this Class A
- [ ] Note or of the Indenture shall alter or impair the obligation of the Note Issuer, which is absolute and unconditional, to pay the principal of and interest on this Class A - [ ] Note at the times, place, and rate, and in the coin or currency herein prescribed.

          The Holder of this Class A - [ ] Note by the acceptance hereof agrees that, notwithstanding any provision of the Indenture or the related Series Supplement to the contrary, the Holder shall have no recourse against the Note Issuer, but shall look only to the Collateral, with respect to any amounts due to the Holder under this Class A - [ ] Note.

                                   ASSIGNMENT


Social Security or taxpayer I.D. or other identifying number of assignee


          FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________________________________________

________________________________________________________________________________
                         (name and address of assignee)

the within Class A - [ ] Note and all rights thereunder, and hereby irrevocably constitutes and appoints ___________________________, attorney, to transfer said Class A - [ ] Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated: _______________                              ___________________________*
                                                    Signature Guaranteed:

                                                    ____________________________



_______________________
     *NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Class A - [ ] Note in every particular, without alteration, enlargement or any change whatsoever.